                                                                   EXHIBIT 10.5

                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of August 22, 2002, by and between GEVITY HR, INC., a corporation duly incorporated and existing under the laws of the State of Florida (the "Corporation"), and Officer and/or Director of the Company ("Indemnitee").

         WHEREAS, the Indemnitee is an officer and/or a director of the Corporation; and

         WHEREAS, in its Articles of Incorporation, the Corporation has obligated itself to provide indemnification to its officers and directors; and

         WHEREAS, the parties believe it appropriate to further memorialize and reaffirm the Corporation's obligation to indemnify the Indemnitee as set forth in the Articles of Incorporation and as authorized and permitted by law;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

         1. AGREEMENT TO INDEMNIFY.

                  (a) Except as provided in subsection 1(b) and Section 10 below, the Corporation shall indemnify the Indemnitee against any and all loss, judgments, fines, bonds, and expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal ("Proceeding"), including any appeal therefrom, in which the Indemnitee was or is or is threatened to be made a party because he or she is or was an officer and/or a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, member or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and such indemnification shall be made to the fullest extent permitted by law, as it may be amended to increase, but not reduce the measure of indemnification permitted.

                  (b) Notwithstanding anything to the contrary set forth in subsection l(a) above and Section 3 below, unless hereafter permitted by law, indemnification or advancement of expenses shall not be made to or on behalf of the Indemnitee if a judgment or other final adjudication establishes that his or her actions or omissions to act were material to the cause of action so adjudicated and constitute:

                    (i) A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

                    (ii) A transaction from which the director or officer
                         derived an improper personal benefit;

                    (iii) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable; or

                    (iv) Willful misconduct or a conscious disregard for the
                         best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         For purposes of this subsection 1(b), the determination of whether such a judgment or other final adjudication has been rendered shall be made after exhaustion of any and all appeals or other review from the Proceeding in which it was rendered. Adjudications within the meaning of this subsection 1(b) shall include arbitration awards and decisions rendered in formal administrative proceedings before a state or federal administrative law judge.

         2. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under
Section 1 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that no adjudication or final judgment described in subsection 1(b) has been entered. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not or were not parties to such Proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Corporation.

         3. ADVANCES OF EXPENSES. The Corporation shall pay or reimburse, in advance of the final disposition of a Proceeding, the reasonable expenses, including attorney's fees, that the Indemnitee incurs in connection with the investigation or defense of the Proceeding, if the Corporation has received an undertaking by the Indemnitee, substantially in the form attached hereto as Annex I, to repay such amount in the event that it is ultimately determined, as provided herein, that the Indemnitee is not entitled to indemnification. The Corporation shall make such reimbursement or payment to the Indemnitee without need for any action or decision by the Board of Directors. Provided, however, that the Corporation shall not be required to advance such expenses with respect to a Proceeding brought by the Corporation against the Indemnitee or a criminal proceeding brought against the Indemnitee if a determination is reasonably and promptly made either by the Board of Directors acting by a majority vote of a quorum of disinterested directors, or (if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, upon reasonable inquiry and based upon the facts known to the Board of Directors or such counsel at the time such determination is made, the Indemnitee's actions or omissions to act in fact constitute conduct that is not or will not be indemnifiable under subsection 1(b).

         4. PROCEDURE FOR MAKING DEMANDS. Any indemnification or advance of expenses hereunder shall be made promptly, and in any event within forty-five
(45) days, upon the written request or demand by the Indemnitee, unless a determination is reasonably and promptly made by a majority vote of a quorum of disinterested directors, independent legal counsel or the shareholders that, according to the standards set forth with respect to indemnification in Sections 1(b) and with respect to advancement in Section 3 hereof, the Indemnitee is not entitled to indemnification or advancement of expenses. The failure of the Corporation to make a determination regarding to the Indemnitee's entitlement to indemnification or advancement within forty-five (45) days shall not constitute a waiver of the Corporation's rights or defenses, but shall entitle the Indemnitee to seek to enforce his or her rights to indemnification or advancement.

         5. ENFORCEMENT. The right to indemnification or advances hereunder shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or makes no disposition of such claim forty-five (45) days after the Indemnitee's application for indemnification or advance of expenses. Furthermore, notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board of Directors or of the Shareholders in the specific case, nothing in this Agreement shall prevent or prohibit the Indemnitee, from applying to a court of competent jurisdiction for indemnification or advancement of expenses under Section 607.0850(9) of the Florida Business Corporation Act. The Indemnitee's expenses incurred in connection with successfully establishing the Indemnitee's right to indemnification or advance of expenses, in whole or in part, in any such proceedings shall also be indemnified by the Corporation.

         6. SUCCESSORS. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

         7. CONTRACT RIGHTS NOT EXCLUSIVE. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which the Indemnitee may have or may hereafter acquire under any statute, the Articles of Incorporation, any agreement by the vote of shareholders or disinterested directors of the Corporation, or otherwise.

         8. INDEMNIFICATION AGAINST EXPENSES. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without either payment or admission of liability, the Corporation shall indemnify the Indemnitee against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in achieving such successful result.

         9. INDEMNITEE'S OBLIGATIONS. The Indemnitee shall promptly advise the Corporation in writing of the institution of any Proceeding which is or may be subject to this Agreement and keep the Corporation generally informed of, and consult with the Corporation with respect to, the status of any such Proceeding. Notices to the Corporation shall be directed to Gevity HR, Inc., 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205, Attn: President (or such other address as the Corporation shall designate in writing to the Indemnitee), and shall be given by personal delivery or by mailing the same by United States Postal Service, postage prepaid, certified or registered mail, with return receipt requested. In addition, the Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power. The failure of the Indemnitee to give such notice and provide such cooperation shall not bar the Indemnitee's rights to indemnification or advancement of expenses unless it causes material prejudice to the Corporation's rights under this Agreement.

         10. SETTLEMENTS AND JUDGMENTS. In the case of Proceedings brought against the Indemnitee by or on behalf of third parties, the Corporation shall be obligated to indemnify the Indemnitee with regard to amounts paid, or agreed to be paid, in settlement only if the Indemnitee obtains the Corporation's consent to the settlement in advance, which consent shall not unreasonably be withheld. The Corporation shall have no obligation to indemnify the Indemnitee for any settlement or judgment with regard to Proceedings brought by the Corporation against the Indemnitee.

         11. SEVERABILITY. Should any provision of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

         12. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         13. CHOICE OF LAW. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                GEVITY HR, INC.

                                By:
                                  ----------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                INDEMNITEE

                                By:
                                   --------------------------------------------
                                Name:
                                    -------------------------------------------
                                Title:  Officer [AND/OR DIRECTOR]

                                     ANNEX I

                                   UNDERTAKING

         This UNDERTAKING is made to GEVITY HR, INC., a Florida corporation (the "Corporation"), by the undersigned officer [AND/OR A MEMBER OF THE BOARD OF DIRECTORS] of the Corporation ("Indemnitee").

         WHEREAS, Indemnitee has become involved in an investigation, claim, action, suit or proceeding which has arisen as a result of Indemnitee's service to the Corporation or as a result of the Indemnitee's service, at the request of the Corporation, as a director, officer, employee, agent, member or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise; and

         WHEREAS, Indemnitee desires that the Corporation pay or reimburse the Indemnitee for any and all expenses (including, but not limited to, attorneys' fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

         WHEREAS, the Corporation has agreed, pursuant to the terms of the Indemnification Agreement dated as of August 22, 2002, between the Corporation and Indemnitee, to make such payments but, in accordance with
Section 607.0850 of the Florida Business Corporation Act, the Corporation may make such payments only if it receives an undertaking to repay from Indemnitee; and

         WHEREAS, Indemnitee is willing to give such an undertaking.

         NOW, THEREFORE, in consideration of the premises and for the payments or reimbursements advanced to or on behalf of Indemnitee:

         1. In the event that it is ultimately determined that Indemnitee is not entitled to indemnification, Indemnitee hereby undertakes and agrees to repay to the Corporation any payments or reimbursements of expenses advanced by the Corporation to or on behalf of Indemnitee. Indemnitee undertakes and agrees to make such repayment promptly and in any event within thirty (30) days after the disposition, including any appeals, of such determination; provided, however, that Indemnitee shall not be required to repay any amount as to which he or she is determined to be entitled to be indemnified by the Corporation under Section
607.0850 of the Florida Business Corporation Act or other applicable law.

         2. This Agreement shall not affect in any manner the rights which Indemnitee may have against the Corporation, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

         This 22 day of August, 2002.

                                       INDEMNITEE:

                                       By:                               (SEAL)
                                          -------------------------------
                                       Name:
                                            -----------------------------